EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Symbotic Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.0001 per share, that may be issued under the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan	Other(2)	68,300,928(3)	$16.00(4)	$1,092,814,848.00	0.0000927	$101,303.94

Equity	Class A Common Stock, par value $0.0001 per share, that may be issued under the Symbotic Inc. 2022 Employee Stock Purchase Plan	Other(2)	1,266,604(5)	$16.00(6)	$20,265,664.00	0.0000927	$1,878.63

Total Offering Amounts					$1,113,080,512.00		$103,182.56

Total Fee Offsets							$—

Net Fee Due							$103,182.56

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of Class A common stock, $0.0001 par value (the “Class A Common Stock”), of Symbotic Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.

(2)	Fee is calculated as specified in Rules 457(c) and 457(h).
(3)

Represents shares of Class A Common Stock subject to issuance in connection with the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (the “Incentive Plan”). The number of shares reserved and available for issuance under the Incentive Plan will automatically increase each January 1, beginning on January 1, 2023, and ending in 2032, by 5% of the outstanding number of Class A Common Stock on the final day of the immediately preceding calendar year or such lesser amount as determined by the plan administrator.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Class A Common Stock, as reported on the Nasdaq Stock Market on August 10, 2022, which was $16.00 per share.

(5)

Represents shares of Class A Common Stock subject to issuance in connection with the Symbotic Inc. 2022 Employee Stock Purchase Plan (the “ESPP”). The number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2023, and ending in 2032, by 1% of the outstanding number of Class A Common Stock on the final day of the immediately preceding calendar year or such lesser amount as determined by the plan administrator.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the Nasdaq Global Market on August 10, 2022, which was $16.00 per share.